As filed with the Securities and Exchange Commission on
                    May 22, 1996. Registration No.
                                                  -------------

        -----------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933

                             INDEPENDENT BANK CORP.
               ------------------------------------------------
              (Exact Name of Registrant as Specified in Charter)

                 MASSACHUSETTS                    04-2870273
        ------------------------------        -------------------
       (State or other Jurisdiction of         (I.R.S. Employer
        Incorporation or Organization)        Identification No.)


                 288 Union Street, Rockland, Massachusetts 02370
                -------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)


                    INDEPENDENT BANK CORP. 1996 NON-EMPLOYEE
                          DIRECTORS' STOCK OPTION PLAN
                          ----------------------------
                            (Full Title of the Plan)

                              Douglas H. Philipsen
                             Independent Bank Corp.
                                288 Union Street
                               Rockland, MA 02370
                      -------------------------------------
                     (Name and Address of Agent For Service)


                                 (617) 878-6100
           -----------------------------------------------------------
          (Telephone Number, Including Area Code, of Agent For Service)

                                  ------------

                                    Copy to:

                           Lawrence M. Levinson, Esq.
                              Burns & Levinson, LLP
                                125 Summer Street
                           Boston, Massachusetts 02110
                                 (617) 345-3000

                       CALCULATION OF THE REGISTRATION FEE
- -------------------------------------------------------------------------------
                                 Proposed     Proposed
Title of                         Maximum      Maximum
Securities       Amount          Offering     Aggregate       Amount of
to be            to be           Price Per    Offering        Registration
Registered       Registered(1)   Share (2)    Price (2)       Fee
- ----------       ----------      -----        -----           ---
Common Stock     300,000         $7.75        $2,325,000      $801.72
($.01 par
value)
- -------------------------------------------------------------------------------

(1) Pursuant to Rule 416 of the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Independent Bank Corp. 1996 Non-Employee Directors' Stock Option Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the Company's outstanding shares of Common Stock.

(2) Estimated pursuant to Rule 457(c) and (h) solely for the purpose of determining the registration fee, based upon the average of the high and low sales prices, as reported on the National Market System of the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), on May 16, 1996.

                                Explanatory Note
                                ----------------

         In accordance with the Instructional Note to Part I of Form S-8 as promulgated by the Securities and Exchange Commission (the "Commission"), the information specified by Part I of Form S-8 has been omitted from this Registration Statement on Form S-8 for offers of Common Stock of Independent Bank Corp. (the "Company") pursuant to the Independent Bank Corp. 1996 Non-Employee Directors' Stock Option Plan (the "Plan").




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


Part II  Information Required in the Registration Statement

Item 3.  Incorporation of Documents by Reference.
- -------------------------------------------------

         The following documents filed by the Registrant with the Commission are incorporated herein by reference:

         (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1995.

         (b) The description of the Common Stock included in the Registrant's Registration Statement on Form 8-A filed with the Commission on January 21, 1986.

         (c) The amended description of the Common Stock included in the Registrant's amendment on Form 8 to its Registration Statement on Form 8-A filed with the Commission on May 20, 1991.

         All reports and other documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all securities covered by this Registration Statement have been sold or which deregisters all securities then remaining unsold, shall be determined to be incorporated by reference in the Registration Statement and to be part thereof from the date of filing of such documents.

Item 4.  Description of Securities.
- -----------------------------------

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel.
- ------------------------------------------------

         Lawrence M. Levinson, a partner in Burns & Levinson, LLP, counsel to the Registrant, is a director of the Registrant and, as of May 1, 1996, was the beneficial owner of 552,239 shares of Common Stock of the Registrant, and non-qualified stock options to purchase 5,000 shares of Common Stock.

Item 6.  Indemnification of Directors and Officers.
- ---------------------------------------------------


     Incorporated herein by reference from the Registrant's Registration Statement on Form S-4 (Registration No. 33-00229), as amended.

Item 7.  Exemption from Registration Claimed.
- ---------------------------------------------

         Not applicable.

Item 8.  Exhibits.
- ------------------

Exhibit No.                         Description
- ----------                          -----------

4.1 Form of Common Stock Certificate (filed as Exhibit 4.1 to the Registrant's Report on Form 10-K for the year ended December 31, 1992, and incorporated herein by reference).

4.2 Form of Rights Certificate (filed as Exhibit B to Exhibit 1) to the Registrant's Registration Statement on Form 8-A, filed with the Commission on May 7, 1991 and incorporated herein by reference.

4.3 Restated Articles of Organization of the Registrant (filed as Exhibit 3(i) to the Registrant's Report on Form 10-K for the year ended December 31, 1993, and incorporated herein by reference).

4.4 By-laws, as amended to date, of the Registrant (filed as Exhibit 3(ii) to the Registrant's Report on Form 10-K for the year ended December 31, 1990, and incorporated herein by reference).

5. Opinion of Burns & Levinson LLP with respect to the original issuance of securities being registered.

23.1     Consent of Arthur Andersen LLP.

23.2     Consent of Burns & Levinson LLP (included in Exhibit 5).

24. Power of Attorney to file future amendments (included in Part II of the Registration Statement).

99.      Independent Bank Corp. 1996 Non-Employee Directors' Stock Option Plan.

Item 9.  Undertakings.
- ----------------------

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   Signatures
                                   ----------


         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the Town of Rockland, Commonwealth of Massachusetts, on May 9, 1996.

                             INDEPENDENT BANK CORP.


                              By: /s/John F. Spence,Jr.
                              --------------------------
                              John F. Spence, Jr.,
                              Chairman of the Board and
                              Chief Executive Officer

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Douglas H. Philipsen and Richard J. Seaman, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them, for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said authority to do and perform each and ever act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.



/s/ Richard S. Anderson                                       Date: May 9, 1996
- -----------------------
Richard S. Anderson
Director


/s/ Donald K. Atkins                                          Date: May 9, 1996
- --------------------
Donald K. Atkins
Director

/s/ W. Paul Clark                                             Date: May 9, 1996
- -----------------
W. Paul Clark
Director


/s/ Robert L. Cushing                                         Date: May 9, 1996
- ---------------------
Robert L. Cushing
Director


/s/ Benjamin A. Gilmore                                       Date: May 9, 1996
- -----------------------
Benjamin A. Gilmore, II
Director


/s/ James T. Jones                                            Date: May 9, 1996
- ---------------------------
James T. Jones
Director


/s/ Lawrence M. Levinson                                      Date: May 9, 1996
- ---------------------------
Lawrence M. Levinson
Director


/s/ Douglas H. Philipsen                                      Date: May 9, 1996
- ---------------------------
Douglas H. Philipsen
Director and President


/s/ Richard H. Sgarzi                                         Date: May 9, 1996
- ---------------------
Richard H. Sgarzi
Director


/s/ John F. Spence, Jr.                                       Date: May 9, 1996
- -----------------------
John F. Spence, Jr.
Chairman of the Board and
Director


/s/ Robert J. Spence                                          Date: May 9, 1996
- --------------------
Robert J. Spence
Director


/s/ William J. Spence                                         Date: May 9, 1996
- ---------------------
William J. Spence
Director

- --------------------                                          Date: May _, 1996
Brian S. Tedeschi
Director


/s/ Thomas J. Teuten                                          Date: May 9, 1996
- --------------------
Thomas J. Teuten
Director


/s/ Richard J. Seaman                                         Date: May 9, 1996
- ---------------------
Richard J. Seaman
Chief Financial Officer and Treasurer
(principal financial and accounting
officer)

                             Independent Bank Corp.
                             ----------------------

                          Index to Exhibits Filed with
                         Form S-8 Registration Statement

Exhibit                                                                  Page
No.                               Description                             No.
- ---                               -----------                            ----

4.1               Form of Common Stock Certificate (filed as
                  Exhibit 4.1 to the Registrant's report on Form 10-K for the year ended December 31, 1992, and incorporated herein by reference).

4.2 Form of Rights Certificate (filed as Exhibit B to Exhibit 1 to the Registration Statement on Form 8-A, filed with the Commission on May 7, 1991 and incorporated herein by reference).

4.3 Restated Articles of Organization of the Registrant (filed as Exhibit 3(i) to the Registrant's Report on Form 10-K for the year ended December 31, 1993, and incorporated herein by reference).

4.4 By-laws, as amended to date, of the Registrant (filed as Exhibit 3(ii) to the Registrant's Report on Form 10-K for the year ended December 31, 1990, and incorporated herein by reference).

5. Opinion of Burns & Levinson LLP with respect to the original issuance of securities being registered.

23.1              Consent of Arthur Andersen LLP.

23.2              Consent of Burns & Levinson LLP (included in Exhibit 5).

24.               Power of Attorney to file future amendments
                  (included in Part II of the Registration
                  Statement).

99.               Independent Bank Corp. 1996 Non-Employee
                  Directors' Stock Option Plan.
















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